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                                  EXHIBIT 6(a)
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                                                                EXHIBIT 6(a)


                             UNDERWRITER AGREEMENT
                                    BETWEEN
                               SENTRY FUND, INC.
                                      AND
                          SENTRY EQUITY SERVICES, INC.


AGREEMENT made this 4th day of December, 1990, between SENTRY FUND, INC., a Maryland corporation (hereinafter called the "FUND"), and SENTRY EQUITY SERVICES, INC., a Delaware corporation (hereinafter called the "UNDERWRITER").

                                   ARTICLE I
                           Appointment of Underwriter

The Fund hereby appoints the Underwriter as agent of the Fund to solicit subscriptions for shares of the capital stock of the Fund through its own personnel and through dealers with which the Underwriter may wish to become associated in its activities. The Underwriter will also provide administrative services and office facilities (other than such facilities as may be furnished by the Fund's investment adviser) for the Fund. The Underwriter hereby accepts its obligations hereunder for the period herein provided and agrees during such period, at its own expense, to render the services, provide the facilities and assume the obligations herein set forth.

                                   ARTICLE II
                         Solicitation of Subscriptions

1. The Underwriter will use its best efforts to solicit and obtain subscriptions for authorized shares of the capital stock of the Fund through its own registered representatives, in accordance with the terms and conditions of this Agreement.

2. The Underwriter may also enter into agreements with dealers on its own behalf and not as agent for the Fund authorizing such dealers to solicit and obtain subscriptions for Fund shares.

3. The Fund, upon its acceptance of subscriptions and receipt of payment on subscriptions, shall sell authorized shares of its capital stock in accordance with the terms and conditions of this Agreement.

4. No dealer shall be appointed, authorized or used by the Underwriter to solicit and obtain subscriptions without the Fund's prior written approval, which may be withheld in the Fund's discretion, of each agreement between the Underwriter and any such dealer.

5. The Underwriter will require all of its registered representatives and dealers, if any, authorized under Section 4 of this Article to solicit and obtain subscriptions to comply with the provisions of this Agreement and all applicable federal and state laws.

6. The Underwriter shall not make, or authorize any person to make, any short sale of shares.
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                                  ARTICLE III

            Procedure for Handling Subscriptions and Sales of Shares

        1. Upon receipt by the Underwriter at its Stevens Point, Wisconsin, office of a subscription for shares, the Underwriter shall promptly deliver such subscription and any accompanying moneys to the Fund. Each subscription shall be time-stamped by the Fund at the time of its receipt by the Fund. Each such subscription shall be subject to acceptance or rejection by the Fund in its sole discretion.

        2. Each subscription accepted by the Fund shall be confirmed to the Underwriter at the price (determined as provided in Article IV hereof) in effect at the time of the Fund's receipt of such subscription at its Stevens Point, Wisconsin, office.

        3. After the Fund has accepted a subscription order and payment therefor has been received, the Fund shall cause the subscribed for shares to be issued and recorded in the Fund's stock ledger under such names and in such amounts as shall be specified in the subscription, and, if certificates representing such shares have been requested, cause such certificates therefor to be delivered as designated by the subscriber.

                                   ARTICLE IV
                          Sales Price and Compensation

        1. The offering price of shares shall be the sum of the net asset value per share adjusted to the nearest full cent. The Underwriter may make arrangements with each dealer for the dealer's compensation and the Fund shall have no liability therefor.

        2. The net asset value shall be determined as provided in and as of the time set forth in the Fund's charter, a copy of which has been furnished to the Underwriter.

        3. The Fund will promptly furnish or cause to be furnished to the Underwriter a statement of the net asset value per share as often as such net asset value is determined.

                                   ARTICLE V
                               General Provisions

        1.  The Fund will use its best efforts:

        (a) To register and keep effectively registered under the Securities Act of 1933 for sale as herein contemplated such shares of the Fund as the Underwriter shall reasonably request and as the Securities and Exchange Commission shall permit to be so registered;
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               (b) To register and keep effectively registered
                   (including the qualification of the Fund as a dealer where necessary or advisable) in such states and in such amounts as the Underwriter may reasonably request (it being understood that the Fund shallnot be required without its consent to qualify to do business in any jurisdiction or to comply with any requirement which in its opinion is unduly burdensome) shares of the Fund for sale as herein contemplated; and

               (c) To obtain shareholder approval to amend the Fund's
                   charter from time to time to increase the number of authorized but unissued shares of the Fund as the Underwriter shall reasonably request.

        2. The Underwriter will not, in any event, offer shares for sale (a) in excess of the number then effectively registered under the Securities Act of 1933, and available for sale by the Fund; (b) in violation of any applicable law, rule or regulation; or (c) in contravention of the Fund's charter, or of any fundamental policies or rules adopted by the Fund, notice of which shall have been given by the Fund to the Underwriter, which in any way require, limit, restrict, prohibit or otherwise regulate any action on the part of the Underwriter.

        3. The Fund will furnish to the Underwriter from time to time such information with respect to the Fund and its shares as the Underwriter may reasonably request for use in connection with the solicitation of subscriptions. The Underwriter will not use, distribute or authorize the use, distribution or dissemination by its registered representatives or dealers authorized to solicit or obtain subscriptions of any literature, advertising or selling aids, in any form or through any medium, written or oral, without the prior written approval thereof by the Fund.

        4. The rights hereinbefore granted to the Underwriter with respect to the solicitation of subscriptions for shares of capital stock of the Fund shall be exclusive; provided, however, that nothing herein contained shall limit the right of the Fund, in its absolute discretion, to issue or sell shares in connection with the acquisition of assets or shares or securities of another corporation or entity or with the merger or consolidation of any other corporation into or with the Fund, or otherwise or to issue or sell any such shares directly to shareholders of the Fund, upon such terms and conditions and for such consideration, if any, as may be determined by the Board of Directors of the Fund.

        5. The Underwriter agrees that the Fund shall have no liability to the Underwriter for refusing to accept any specific subscription for its shares or for generally refusing to accept subscriptions to its shares for any period of time and for any reason deemed satisfactory by the Fund.
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        6.  The Fund agrees to indemnify, defend and hold the Underwriter, its officers and directors, and any person who controls the Underwriter within the meaning of Section 15 of the Securities Act of 1933, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Underwriter, its officers, directors or any such controlling person may incur under the Securities Act of 1933, the Securities Acts of the several states of the United States, or under common law or otherwise, arising out of or based upon any untrue statement of a material fact contained in the Fund's registration statement or prospectus or arising out of or based upon any alleged omission to state a material fact required to be stated in either thereof or necessary to make the statements in either thereof not misleading, except insofar as such claims, demands, liabilities or expenses arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance and in conformity with information furnished in writing by the Underwriter to the Fund for use in the Fund's registration statement or prospectus; provided, however, that this indemnity agreement, to the extent that it might require indemnity of any person who is also an officer or director of the Fund or who controls the Fund within the meaning of Section 15 of the Securities Act of 1933, shall not inure to the benefit of such officer, director or controlling person unless a court of competent jurisdiction shall determine, or it shall have been determined by controlling precedent, that such result would not be against public policy as expressed in the Securities Act of 1933; and further provided, that in no event shall anything contained herein be so construed as to protect the Underwriter against any liability to the Fund or to its security holders to which the Underwriter would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence, in the performance of its duties, or by reason of its obligations under this Agreement. The Fund's agreement to indemnify the Underwriter, its officers and directors and any such controlling person as aforesaid is expressly conditioned upon the Fund being promptly notified of any action brought against the Underwriter, its officers or directors, or any such controlling person, such notification to be given by letter or telegram addressed to the Fund at its registered business office in Wisconsin. The Fund agrees promptly to notify the Underwriter of the commencement of any litigation or proceedings in connection with the issue and sale of any shares of its capital stock.

        The Underwriter agrees to indemnify, defend and hold the Fund, its officers and directors and any person who controls the Fund, if any, within the meaning of Section 15 of the Securities Act of 1933, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigation or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Fund, its directors or officers or any such controlling person may incur under the Securities Act of 1933, the Securities Acts of the several states of the United States, or under
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common law or otherwise; but only to the extent that such liability or expense incurred by the Fund, its directors or officers or such controlling person resulting from such claims or demands shall arise out of or be based upon any alleged untrue statement of a material fact contained in information furnished in writing by the Underwriter to the Fund for use in the Fund's registration statement or prospectus or shall arise out of or be based upon any alleged omission to state a material fact in connection with such information required to be stated in the registration statement or prospectus or necessary to make such information not misleading. The Underwriter's agreement to indemnify the Fund, its directors and officers, and any such controlling person as aforesaid is expressly conditioned upon the Underwriter being promptly notified of any action brought against the Fund, its officers or directors or any such controlling person, such notification being given to the Underwriter at its registered business office in Wisconsin.

                                   ARTICLE VI

                       Furnishing of Services to the Fund

                1. The Underwriter shall furnish:

                   (a) Adequate office space, facilities and equipment (other than such space, facilities and equipment as may be furnished by the Fund's investment adviser) to the Fund;

                   (b) Adequate clerical personnel, services and supplies to
                       the Fund (other than those as may be furnished by the Fund's investment adviser);

                   (c) Administrative personnel and services for the operation of the Fund;

                   (d) Bookkeeping and other necessary financial services for the Fund, other than those relating to the maintenance of shareholder records as provided for under separate agreements which may now or hereafter be in effect, including sufficient personnel and facilities to enable the Fund to make a daily determination of the net asset value of the Fund in accordance with the Fund's charter at the time or times prescribed in the Fund's charter; and

                   (e) Permit such of the Underwriter's officers and employees as may be elected officers and directors of the Fund to serve as such without expense to the Fund, subject to their individual consent to serve and to any limitation imposed by law.

                2. Payment of expenses.

                   (a) The Fund will pay or cause to be paid:
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             (i)    Registration fees for registering its shares under the
                    Securities Act of 1933;

             (ii) Printer's expenses for preparing and typesetting all prospectuses prepared for use in connection with the offering of shares;

             (iii) Expenses incident to preparing amendments to the 1933 Act registration statement;

             (iv) Expenses incident to the issuance of its shares such as the cost of stock certificates, taxes and fees of the transfer agent for establishing shareholder record accounts;

             (v) Expenses incident to the preparation and printing of forms for subscriptions, redemptions, transfers and confirmations;

             (vi) Expenses incident to the preparation and mailing of reports to its shareholders; and

             (vii) The expenses, including counsel fees, of preparing applications for registration and for registering
                    Fund shares for sale in such states as are mutually agreed upon by the Fund and the Underwriter.

         (b) The Underwriter will pay or cause to be paid:

              (i) The printing costs of all subsequent prospectuses and all costs of advertising material;

              (ii) The entire compensation and expenses of personnel furnished to the Fund;

              (iii) All expenses of the Underwriter as to its
                    qualification as dealer, broker or otherwise, under applicable state or federal laws; and

              (iv) All expenses (in excess of the annual per account charge made to the Fund for performing like services under the Agency Agreement for all accounts) required to administer the Fund's periodic purchase plan, including the single check payment arrangement for combination purchases of Fund shares and life insurance, systematic withdrawal plan (subject to the Underwriter's right to charge each participant the service charge per withdrawal reflected in the prospectus) reinvestments of dividends and other distribution.

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                                  ARTICLE VII

                             Validity of Agreement

        It is understood that directors, officers, agents and shareholders of the Fund are or may be interested in the Underwriter as directors, officers, shareholders, or otherwise, that directors, officers, agents and shareholders of the Underwriter are or may be interested in the Fund as directors, officers, shareholders or otherwise, that the Underwriter may be interested in the Fund as a shareholder or otherwise, and that the existence of any such dual interest shall not affect the validity hereof or of any transaction hereunder except as otherwise provided by specific provision of applicable law.

                                  ARTICLE VIII

                     Duration and Termination of Agreement

        This Agreement may be terminated at any time by the Board of Directors of the Fund or by a vote of a majority of the outstanding shares of the Fund, upon giving at least 60 days' written notice to the Underwriter. This Agreement may be terminated by the Underwriter at any time upon the giving of at least 60 days' written notice to the Fund. This Agreement shall terminate automatically in the event of its assignment by the Underwriter.

        This Agreement shall, subject to the foregoing, continue in effect so long as such continuance is specifically approved at least annually by:

        (a) The vote of a majority of the Directors of the Fund who are not interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval; and

        (b) The vote of the Board of Directors of the Fund, or the vote of a majority of the outstanding shares of the Fund.

                                   ARTICLE IX

                                   Amendment

        This Agreement may be amended at any time or from time to time by an instrument in writing executed by the duly authorized officers of the Fund and the Underwriter, provided that such amendment or amendments are specifically approved by the Board of Directors of the Fund, including specific approval by a majority of the Directors who are not interested persons of the Underwriter.
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                                   ARTICLE X

                                 Miscellaneous

        The terms "interested persons," "vote of a majority of the outstanding voting shares" and "assignment" shall be construed in accordance with their respective definitions in Section 2(a) of the Investment Company Act of 1940.

                                   ARTICLE XI

                                     Notice

        Any notice under this Agreement shall be in writing, addressed and delivered or mailed registered, postage prepaid to the other party at such address as such other party may designate for the receipt of such notices. Until further notice to the other party, it is agreed that the address of the Fund and that of the Underwriter for this purpose shall be 1800 North Point Drive, Stevens Point, Wisconsin, 54481.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

ATTEST:                                       SENTRY FUND, INC.

/s/ E. Fleischauer                            /s/ Peter P. Trapp
--------------------------------              ----------------------------------
Emil Fleischauer, Jr., Secretary              Peter P. Trapp, Chairman of the
                                                Board and President




ATTEST:                                       SENTRY EQUITY SERVICES, INC.

/s/ E. Fleischauer                            /s/ Robert L. Baldwin
--------------------------------              --------------------------------
Emil Fleischauer, Jr., Secretary              Robert L. Baldwin, President




Secretary